Exhibit 10.6

Amended and Restated Exclusive Consulting and Services Agreement

This Amended and Restated Exclusive Consulting and Services Agreement (hereinafter referred to as “this Agreement”) was signed by the following two parties on March 29, 2019:

Party A: Cloudminds (Shenzhen) Robotics Systems Co., Ltd.

Address: Room 201, Building A, No.1, Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (office of Shenzhen Qianhai Commerce Secretariat Co., Ltd.)

Party B: Cloudminds (Shenzhen) Holdings Co., Ltd. (Original Name Shenzhen Zhongzhi Lingyun Technology Co., Ltd. (Company) Address: Room 201, Building A, No.1 Qianwan 1st Road, Qianhai-Hong Kong Cooperation Zone, Shenzhen, China (office of Shenzhen Qianhai Commerce Secretariat Co., Ltd.)

Party A and Party B are individually hereinafter referred to as “One Party” and collectively as “Parties”.

Whereas:

1.                            Party A is a wholly foreign-owned enterprise established in China and has the necessary resources to provide technical services and consulting services;

2.                            Party A and Party B signed the “Exclusive Consulting and Services Agreement” (hereinafter referred to as “the Original Exclusive Consulting and Services Agreement”) on November 20, 2015. Party A agrees to provide Party B with exclusive technical support, consultation and other services related to all businesses operated and developed by Party B (hereinafter referred to as “Party B’s Business”) through its manpower, technology and information advantages, and Party B agrees to accept such services provided by Party A or its designated party in accordance with the terms of the Original Exclusive Consulting and Services Agreement.

3.                            Party A and Party B hereby sign this agreement to revise and restate the terms of the Original Exclusive Consulting and Services Agreement. Accordingly, Party A and Party B reach the following agreement through negotiation:

1.                            Provision of Service

1.1                     In accordance with the terms and conditions of this Agreement, Party B hereby appoints Party A as its exclusive service provider to provide Party B with comprehensive business support, technical services and consulting services during the validity of this Agreement. The specific contents include all or part of services determined by Party A from time to time within the business scope of Party B, including but not limited to the following contents:

(1) Approval of Party B to use relevant software with legal rights owned by Party A;

(2) Development, maintenance and update of relevant application software required by Party B’s Business;

(3) Design, installation, daily management, maintenance and update of computer network system, hardware equipment and database;

(4) Technical support and professional training for relevant personnel of Party B;

(5) Assist Party B in consulting, collecting and researching relevant technical and market information (except for market research prohibited by Chinese laws for wholly foreign-owned enterprises);

(6) Provide enterprise management consultation for Party B;

(7) Provide Party B with marketing and promotion services;

(8) Provide Party B with customer order management and customer service;

(9) Lease of equipment and assets; and

(10) Other relevant services provided from time to time at the request of Party B under the circumstances permitted by Chinese laws.

1.2                     Party B agrees to accept the consultation and Services provided by Party A. Party B further agrees that, except with the prior written consent of Party A, during the validity of this Agreement, Party B shall not directly or indirectly obtain any service identical to or similar to this Agreement from any third party, and shall not establish any similar cooperative relationship with any third party on the matters mentioned in this Agreement. Both parties agree that Party A may designate other parties (the designated party may sign certain agreements described in Article 1.3 of this Agreement) to provide Party B with the services agreed in this Agreement.

1.3                     Mode of service provision

1.3.1           Party A and Party B agree that within the validity of this Agreement, Party B may further sign a service agreement with Party A or other parties designated by Party A, as the case may be, to stipulate the specific contents, methods, personnel, fees, etc. of various services.

1.3.2           In order to better perform this Agreement, Party A and Party B agree that, as the case may be, Party B will sign a lease agreement for equipment and assets with Party A or other parties designated by Party A at any time during the validity of this Agreement according to the needs of business progress, and Party A will provide relevant equipment and assets to Party B for use.

1.3.3           Party B hereby grants an irrevocable and exclusive right of purchase to Party A or other parties designated by Party A. According to the right of purchase, Party A or other parties designated by Party A may, within the scope permitted by Chinese law, choose to purchase any part or all of its assets and business from Party B as the lowest price permitted by Chinese law. At that time, the parties will separately sign an asset or business transfer contract to stipulate the terms and conditions of the asset transfer.

2.                            Service Price and Payment Method

2.1                     During the validity of this Agreement, Party A’s service charges for the services provided shall be based on the principle of independent and fair transaction. The specific amount and payment method of service charges are as follows:

2.1.1           Both parties agree that Party A shall determine the service fee amount according to the nature, actual situation and market price of the service provided, and send a service fee bill to Party B, and Party B shall pay the service fee according to the bill sent by Party A.

2.1.2           Both parties agree that the service fee shall be collected by Party A on a regular basis (Party A decides the specific time interval) and the service fee bill shall be sent to Party B, and Party B shall pay to the bank account designated by Party A according to the time and Services fee amount required by Party A’s bill.

2.2                     If Party A believes that the calculation and payment method of service charges agreed in Article 2.1 of this Agreement cannot continue to be applicable and needs to be adjusted, Party A has the right to adjust the calculation and payment method of service charges at any time. Such adjustment shall take effect on the date when the written adjustment notice is delivered to Party B without obtaining the consent of Party B.

3.                            Intellectual Property Rights, Confidentiality Provisions and Prohibition Of Competition

3.1                     Party A has exclusive ownership, rights and interests in any and all intellectual property rights (including but not limited to copyright, patent right, patent application right, software, technical secrets, trade secrets and others) generated or created by the performance of this Agreement. Party B shall sign all appropriate documents, take all appropriate actions, submit all documents and/or applications, provide all appropriate assistance, and do all other acts deemed necessary according to Party A’s own decision, so as to endow Party A with any ownership, rights and interests of such intellectual property rights, and/or perfect the protection of such intellectual property rights of Party A.

3.2                     Both parties acknowledge and confirm that the relevant agreement, the contents of this Agreement and any oral or written information exchanged by each other for the preparation or performance of this Agreement are confidential. Both parties shall keep all such information confidential, and shall not disclose any confidential information to any third party without the written consent of the other party, except the following information: (a) the public knows or will know such information (but it is not disclosed to the public by one of the receiving parties); (b) any information required to be disclosed in accordance with applicable laws and regulations, stock trading rules or orders of government departments or courts; Or (c) the information required to be disclosed by either party to its shareholders, directors, employees, legal advisers or financial advisers regarding the transactions specified under this agreement, and such shareholders, directors, employees, legal advisers or financial advisers shall also be subject to confidentiality obligations similar to these terms. If any party’s shareholders, directors, employees or employing organizations disclose secrets, they shall be deemed to have disclosed secrets and shall be liable for breach of contract in accordance with this agreement.

4                               Representations and Warranties

4.1                     Party A represents and warrants as follows:

4.1.1           Party A is a wholly foreign-owned enterprise legally registered and validly existing in accordance with Chinese laws; Party A or its designated service provider will obtain all government permits and licenses (if necessary) required to provide any services in accordance with this Agreement.

4.1.2           Party A has taken necessary corporate actions, obtained necessary authorization and the consent and approval (if necessary) of the third party and government agencies to sign, deliver and perform this Agreement; Party A’s signing, delivery and performance of this Agreement do not violate the explicit provisions of laws and regulations.

4.1.3           This Agreement constitutes a legal, effective and binding obligation for it and shall be enforced in accordance with the terms of this Agreement.

4.2 Party B represents, warrants and promises as follows:

4.2.1           Party B is a company legally registered and validly existing in accordance with the laws of China, and Party B has obtained and will maintain all government permits and licenses necessary for engaging in its main business.

4.2.2           Party B has taken necessary corporate actions, obtained necessary authorization and consent and approval (if necessary) of the third party and government departments to sign, deliver and perform this Agreement; The signing, delivery and performance of this Agreement by Party B shall not violate the explicit provisions of laws and regulations.

4.2.3           This Agreement constitutes a legal, effective and binding obligation for it and shall be enforced in accordance with the terms of this Agreement.

5.                            Entry into Force and Validity

5.1                     This Agreement shall take effect from the date of formal signing by both parties. The Original Exclusive Consulting and Services Agreement will automatically terminate when this Agreement comes into effect. Unless explicitly agreed in this Agreement or Party A decides in writing to terminate this Agreement, this Agreement shall be permanently valid.

5.2                     If the operating period of either party is expected to expire within the validity of this Agreement, that party shall extend its operating period in time before the expiration of the operating period so as to enable this Agreement to continue to be valid and implemented. If either party’s application for extension of the operating period is not approved or agreed by any competent authority, this Agreement shall terminate upon the expiration of the operating period of that party.

5.3                     After the termination of this Agreement, the rights and obligations of both parties under Articles 3, 6 and 7 and this Article 5.3 shall continue to be valid.

6.                            Governing Law, Dispute Resolution and Change of Law

6.1                     The signing, entry into force, interpretation, performance, modification and termination of this Agreement and the settlement of disputes under this Agreement shall be governed by Chinese laws.

6.2                     In case of any dispute arising from the interpretation and performance of the provisions of this Agreement, both parties shall negotiate in good faith to resolve the dispute. If both parties fail to reach an agreement on the settlement of such disputes within 30 days after either party requests the dispute to be settled through negotiation, either party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in effect at that time. The arbitration shall be carried out in Beijing. The arbitration award shall be final and binding on both parties.

6.3                     In the event of any dispute arising from the interpretation and performance of this Agreement or any dispute being arbitrated, both parties to this Agreement shall continue to exercise their respective rights and perform their respective obligations under this Agreement except for the matters in dispute.

7.                            Liability and Compensation for Default

7.1                     If Party B materially violates any agreement made under this Agreement, Party A has the right to terminate this Agreement and/or request Party B to pay damages; This Article 7.1 shall not prejudice any other rights of Party A under this Agreement.

7.2 Unless otherwise provided by law, Party B has no right to terminate or cancel this Agreement under any circumstances.

7.3                     Party B shall compensate Party A for any loss, damage, liability or expense incurred by Party A in any lawsuit, request or other requirements against Party A generated by or arising from the services provided by Party A to Party B under this Agreement, and shall prevent Party A from damage unless such loss, damage, liability or expense is caused by Party A’s gross negligence or intentional misconduct.

8.                            Force Majeure

8.1                     If either party to this Agreement is unable to perform or fully perform this Agreement due to earthquakes, typhoons, floods, fires, epidemics, wars, riots, hostilities, public unrest, strikes and any other unforeseen force majeure events that the affected party cannot prevent and cannot avoid (“Force Majeure”), the party affected by the above force majeure shall not be responsible for the non-performance or partial performance. However, the affected party shall immediately and without delay send a written notice to the other party, and shall provide the other party with details of the force majeure event within 15 days after sending the written notice, explaining the reasons for its failure, partial failure or delay in performance.

8.2                     If the party claiming force majeure fails to notify the other party in accordance with the above provisions and provide appropriate evidence, it shall not be exempted from the responsibility of failing to perform its obligations under this Agreement. The party affected by the force majeure shall make reasonable efforts to reduce the consequences caused by the force majeure and resume the performance of all relevant obligations as soon as possible after the termination of the force majeure. If the party affected by the force majeure fails to resume the performance of the relevant obligations after the reason for temporarily exempting the performance due to the force majeure disappears, the party shall be liable to the other party for this.

8.3                     In case of force majeure, both parties shall immediately negotiate with each other in order to reach a fair solution, and shall make all reasonable efforts to minimize the consequences caused by the force majeure.

9                               Notice

9.1                     All notices and other communications required or permitted under this Agreement shall be delivered by hand or sent to the following addresses of such parties by prepaid registered mail, commercial courier service or fax. Each notification should also send another confirmation by email. The date on which such notices are deemed to be valid shall be determined as follows:

9.1.1           If the notice is sent by hand delivery, courier service or postage prepaid registered mail, it shall be deemed to have been effectively delivered on the date of sending or rejecting the notice at the designated address.

9.1.2           If the notice is sent by fax, it shall be deemed as valid on the date of successful transmission.

(as evidenced by an automatically generated transmission confirmation information).

9.2                     For the purposes of the notice, the addresses of both parties are as follows:

Party A: Cloudminds (Shenzhen) Robotics Systems Co., Ltd.

Address:

Recipient:

Telephone:

Fax:

Party B:          Cloudminds (Shenzhen) Holdings Co., Ltd.

Address:

Recipient:

Telephone:

Fax:

9.3                     Either party may change the address of receipt of its notice at any time by sending a notice to the other party in accordance with the provisions of this Article.

10.                     Transfer of Agreement

10.1              Without Party A’s prior written consent, Party B shall not transfer its rights and obligations under this Agreement to any third party.

10.2              Party B hereby agrees that Party A may transfer its rights and obligations under this Agreement to any third party by sending a prior written notice to Party B without Party B’s consent.

11.                     Severability

If one or more provisions of this Agreement are ruled invalid, illegal or unenforceable in any respect according to any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect. All parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with legal permission and provisions that are effective to the maximum extent desired by all parties, and the economic effects of such effective provisions shall be as similar as possible to those of such invalid, illegal or unenforceable provisions.

12.                     Revision and Supplement of Agreement

Both parties agree that Party A has the right to request the revision and supplement of this Agreement. When Party A requests the revision and supplement, Party B shall cooperate with Party A to sign the relevant agreement. The revision agreement and supplement agreement related to this Agreement signed by both parties shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

13.                     Copies

This is made in duplicate, one for each party, with the same legal effect.

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In view of this, in witness whereof the Parties have made their authorized representatives sign the Amended and Restated Exclusive Consulting and Services Agreement on the date indicated in the start the Agreement and take effect.

Party A:

/s/ Cloudminds (Shenzhen) Robotics Systems Co., Ltd. (seal)

By:	/s/ William Xiao-Qing Huang

Name:	William Xiao-Qing Huang

Title:	Legal Representative

Party B:

/s/ Cloudminds (Shenzhen) Holdings Co., Ltd. (Seal)

By:	/s/ Haitao Jiang

Name:	Haitao Jiang

Title:	Legal Representative

Signature page of Amended and Restated Exclusive Consulting and Services Agreement